                       REPRESENTATION AND AGREEMENT LETTER


TO:       Fidelity Brokerage Services, LLC
          National Financial Services, LLC
          Fidelity Investments Institutional Brokerage Group
          (collectively, "Fidelity" or "you")

FROM:     CBNY Investment Services Corp.
          ("CBNY" or "we")

DATE:     August 9, 2001


         We are a Broker Dealer and maintain brokerage accounts and custody assets for our brokerage customers. We have requested that Fidelity open and maintain brokerage sub-accounts for us (the "Accounts"), registered in the name of CBNY and identified as being for the benefit of certain of our international brokerage customers ("CBNY Clients"). In order to induce you to maintain the Accounts for CBNY and to accept from us or from our authorized agent various trading and other instructions with respect to the Accounts, we hereby request, warrant and agree that:

         1)    we are your brokerage customer with respect to the Accounts;
         2) CBNY Clients are our brokerage customers and will not be regarded as Fidelity's brokerage customers;
         3) we are responsible for obtaining and maintaining all necessary documentation and information relating to CBNY Clients;
         4) we are responsible for making all investment decisions and suitability determinations with respect to CBNY Clients;
         5) CBNY Clients will not have any contact with Fidelity with respect to the Accounts;
         6) we represent that we are and shall continue to be in compliance with applicable U.S. & foreign laws, rules and regulations with respect to our broker dealer activities

         Our domestic customers will be maintained at Fidelity on a fully disclosed basis.

CBNY Investment Services, Corp.



By: /s/ Jose A. Paulucci
Name:   Jose Paulucci
Title:  President
Date:   August 9, 2001



                                     Page 1